EXHIBIT 10.55


                               AMENDMENT TO LEASE

     This Amendment to Lease (hereinafter "Amendment") is made as of this 2nd day of November 1998, by and between Executive Park Partnership, qualified to transact business in Arkansas with an office located at 300 Executive Park Building, 320 Executive Court, Little Rock, Arkansas 72205 (hereinafter "Lessor"), and Pharmacy Associates, Inc., an Arkansas corporation (hereinafter "Lessee").

                                   RECITALS:

     WHEREAS, Lessor and Lessee entered into a lease which commenced on March 4, 1996, (hereinafter "Lease") under the terms of which Lessor leased to Lessee approximately 6,240 rentable square feet of space located at 320 Executive Court, Little Rock, Arkansas (hereinafter "Premises") for a term of three (3) years, which commenced on March 4, 1996, and is scheduled to expire on April 30, 1999; and

     WHEREAS, Lessor and Lessee desire to amend the terms of the Lease;

     NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants,   terms,
provisions, and agreement of the parties set forth herein in this Amendment, the parties agree as follows:

     1. Recitals.

     The Recitals are true and correct and incorporated into this Amendment of Lease.

     2. Lease Term.

     The Lease term shall not be affected by this Amendment.

     3. Square Footage of Premises.

     Beginning on December 1, 1998, or as soon thereafter as practicable, the Premises shall be redefined to include the following:

          a. Suite 201, currently consisting of approximately 3,250 rentable square feet shall be increased by 750 rentable square feet, identified in Exhibit A-1, attached hereto and made a part hereof. Suite 201 thereafter shall consist of approximately 4,000 rentable square feet.

          b. Simultaneously with the occurence of Item 3.a. of this Amendment to Lease, possession of Suite 203, consisting of approximately 1,435 square feet, shall revert to the Lessor. Lessee shall have no further rights or privileges to, nor shall Lessee be obligated to pay rent on the approximately 1,435 square feet of space known as Suite 203.

          c. Suite 301, consisting of approximately 1,545 square feet, shall remain a part of the original leased space.

     Upon the occurence of Items 3.a. and 3.b. of this Amendment to Lease, the Premises will consist of a total of 5,545 rentable square feet, identified in Exhibit A-2, attached hereto and made a part hereof.

     4. Rent.

     Beginning with December 1, 1998, the annual rental without deductions, set-off, prior notice, or demand shall be Seventy-Seven Thousand Eight Hundred Fifty-One and 80/100 Dollars ($77,851.80), payable in equal monthly installments of Six Thousand Four Hundred Eighty-Seven and 65/100 Dollars ($6,487.65) throughout the remainder of the term of the Lease, which expires April 30, 1999.

     If possession of the 750 rentable square feet, identified in Exhibit A-1, does not occur on December 1, 1998, then the rent on the Premises shall remain at the current annual rent of Eiqhtv-Seven Thousand Six Hundred Four and 44/100 Dollars ($87,604.44), payable in monthly installments of Seven Thousand Three Hundred and 37/100 Dollars ($7,300.37), until such possession shall take place.

     5. Performance

          a. Lessor, at Lessor's sole expense, agrees to have constructed a new wall between Suites 200 and 201 and to have created a doorway opening in the current wall separating the aforementioned suites. See attached Exhibit A-1.

          b. Lessor, at Lessor's sole expense, agrees to have installed new carpet in the 750 sq. ft. area identified on attached Exhibit A-1. To the extent possible, Lessor will match the existing carpet in Suite 201. If such a match is not possible, Lessor, after consulting with Lessee, will have installed an acceptable comparable alternative carpet in the newly acquired space.

          c. Lessor, at Lessor's sole expense, agrees to have the newly acquired space wired for Lessee's card machine according to the manufacturer's specifications.

          d. Lessor, at Lessor's sole expense, agrees to have the current kitchen area wired to accomodate the relocation of Lessee's vending machine for the purpose of providing ingress and egress to the front door of Suite 201.

          e. Lessor, at Lessor's sole expense, agrees to have balanced the airflow between Suites 200 and 201 upon completion of the reconstruction.

          f. Lessor, at Lessor's sole expense, agrees to have the walls of the newly acquired area painted to match the existing paint in Suite 201.

          g. Lessee, at Lessee's sole expense, agrees to have removed two non-load-bearing walls identified in attached Exhibit A-2.

          h. Lessee, at Lessee's sole expense, agrees to have constructed new walls and a door identified in attached Exhibit A-2.

     6. No Further Modification.

     Except as modified by this Amendment to Lease, the Lease and all the covenants, agreements, terms, and provisions thereof shall remain in full force and effect. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.


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     IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment to Lease on the dates indicated below.

Date:   October 27, 1998                    Date:   October 2, 1998
        -------------------                         ------------------

TERRY MOORE & ASSOCIATES, INC.              PHARMACY ASSOCIATES, INC.
Its Managing Agent

By:   /s/Terry Moore                         By:   /s/Tery Baskin
         Terry Moore                                  Tery Baskin

Title: President                                     Title:  President